NSAR ITEM 77O

VK Tax Managed Equity Growth Fund
10f-3 Transactions


Underwriting# Underwriting     Purchased From     Amount of Shares Purchased    % of Underwriting  Date of Purchase

1             Curon Medical    Warburg Dillon Reed      300                       0.006%             9/22/00
2             Proton Energy    CS First Boston	        100	                  0.001%             9/28/00
               Systems
3             Informax	       Bear Stearns             100	                  0.002%             10/3/00
4             Coach	       Goldman Sachs 	        200                       0.003%	     10/4/00
5             W-H Energy       CS FirstBoston	        200                       0.015%	     10/10/00
              Services
6             Optical          Warburg Dillon Reed      800	                  0.008%	     11/3/00
              Communication Products
7             Transmeta	       Smith Barney             100	                  0.001%             11/6/00


Other Underwriters in the syndicate for #1
UBS Warburg LLC
CIBC World Markets Corp.
SG Cowen Securities Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
A.G. Edwards & Sons, Inc
ING Barings LLC
Merrill Lynch, Pierce, Fenner & Smith  Inc.
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
Robertson Stephens, Inc.
U.S. Bancorp Piper Jaffray Inc.
Advest, Inc.
Robert W. Baird & Co. Incorporated
Pacific Growth Equities, Inc.
Pennsylvania Merchant Group
Tucker Anthony Incorporated

Other Underwriters in the syndicate for #2
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
Adams, Harkness & Hill, Inc.
Coburn & Meredith, Inc.
Deutsche Bank Securities, Inc.
A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
Jefferies & Company, Inc.
Edward D. Jones & Co. L.P.
C.L. King & Associates, Inc.


Other Underwriters in the syndicate for #3
Bear, Stearns & Co. Inc.
U.S. Bancorp Piper Jaffray Inc.
Adams, Harkness & Hill, Inc.
Banc of America Securities LLC
Chase Securities, Inc.
Dain Rauscher Incorporated
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Inc.
Morgan Stanley & Co. Incorporated
Thomas Weisel Partners LLC
Robert W. Baird & Co. LLC
William Blair & Company, LLC
Chatsworth Securities LLC
Gaines, Berland Inc.
Gerard Klauer Mattison & Co. LLC
Jesup & Lamont Securities Corporation
Josephthal & Co. Inc.
Ladenburg Thalmann & Co. Inc.
Legg Mason Wood Walker, Incorporated
McDonald Investments Inc.
Underwriting Participants for #3 (con'd)
Needham & Company, Inc.
The Robinson-Humphrey Company, LLC
Sanders Morris Harris
Sands Brothers & Co., Ltd.
Scott & Stingfellow, Inc.
Wunderlich Securities, Inc.

Underwriting Participants for #4
Goldman Sachs & Co.
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
M.R. Beal & Company
Bear, Stearns & Co. Inc.
William Blair & Company, LLC
Ramireq & Co. Inc.
Salomon Smith Barney Inc.
Wachovia Securities, Inc.
The Williams Capital Group, L.P.

Underwriting Participants for #5
Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
UBS Warburg LLC
Simmons & Company International
DLJdirect Inc.
Robert W. Baird & Co. Incorporated
Chatsworth Securities LLC
First Union Securities, Inc.
Invemed Associates, Inc.
Jefferies & Company, Inc.
Edward D. Jones & Co. L.P.
PaineWebber Incorporated
Prudential Securities Incorporated
Raymond James & Associates, Inc.
Sanders Morrris Harris Inc.


Underwriting Participants for #6
USB Warburg LLC
U.S. Bancorp Piper Jaffray
J.P. Morgan & Co.
Wit Soundview
Morgan Stanley & Co. Inc.

Underwriting Participants for #7
Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
Salomon Smith Barney Inc.
Banc of America Securities LLC
SG Cowen Securities Corporation
ABN AMRO Incorporated
Adams Harkness & Hill, Inc.
Sanford C. Bernstein & Co., Inc.
Chase Securities Inc.
Chatsworth Securities LLC
Dain Rauscher Wessels
A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
Edward D. Jones & Co., L.P.
Pacific Growth Equities, Inc.